UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2026

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Fifth Ave, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 262-7799

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Spectral” and the “Company” refer to Spectral Capital Corporation, Inc., a Nevada corporation and its consolidated subsidiaries following the Closing (as defined below).

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2026 Spectral Capital Corporation, a Nevada corporation (the “Company”), entered into a Binding Term Sheet (the “Term Sheet”) with Intermatica S.p.A., a società per azioni organized under the laws of the Republic of Italy (“Intermatica”), setting forth the principal terms and conditions pursuant to which the Company intends to acquire 100% of the issued and outstanding equity interests of Intermatica, subject to the negotiation and execution of a definitive stock purchase agreement and the satisfaction of specified conditions.

The Term Sheet provides that consideration for the proposed transaction would consist of the issuance of 5,000,000 shares of the Company’s common stock at the closing of the transaction, subject to escrow, buy-back, standstill, and minimum value protection provisions. In addition, the Term Sheet contemplates the potential issuance of up to an additional 5,000,000 shares of the Company’s common stock upon the achievement of specified post-closing, performance-based earn-out milestones over a multi-year period, resulting in a maximum potential aggregate consideration of up to 10,000,000 shares of the Company’s common stock. The Term Sheet further provides that no Intermatica shareholder may beneficially own more than 4.9% of the Company’s issued and outstanding common stock at any time.

The proposed transaction remains subject to, among other things, completion of financial, legal, and operational due diligence, including a financial audit of Intermatica by a PCAOB-qualified firm (unless waived by the Company), negotiation and execution of a definitive acquisition agreement, satisfaction or waiver of customary closing conditions, and approval by the boards of directors of the respective parties. There can be no assurance that a definitive agreement will be executed or that the proposed transaction will be consummated.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Binding Term Sheet, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

The common stock trades on the OTC under the symbol “FCCN.”

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express Spectral’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding Spectral’s intentions, beliefs or current expectations concerning, among other things, the results of operations, financial condition, liquidity, prospects, growth, and strategies of Spectral and the markets in which Spectral operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Spectral.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Binding Term Sheet dated January 4, 2026, by and among Spectral Capital Corporation and Intermatica S.p.A..
99.1	Press Release issued by Spectral Capital on January 7, 2026.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: January 7, 2026	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer, President